CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Organic Soils.com Inc. on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ray L. Smith, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, as of, and for the periods presented in the Report.


                                        /s/  Ray  L.  Smith
                                        -------------------
                                        Ray  L.  Smith
                                        President & Chief Executive Officer
                                        Chief Financial Officer
                                        April  14,  2003


A  signed  original  of  this written statement required by Section 906 has been
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provided  to  Organic Soils.com, Inc. and will be retained by Organic Soils.com,
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Inc.  and  furnished to the Securities and Exchange Commission or its staff upon
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request.
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